UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2015

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-839-8800

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2015, Grandparents.com, Inc. (the “Company”) and certain subsidiaries entered into a bridge note (the “Note”) in favor of VB Funding, LLC, (“Lender”) in the amount of $1 million (the “Loan”). The Loan has a term of one year and bears interest at an aggregate rate of 7.5% per annum, 2.5% of which shall be payable in cash and 5.0% shall be payable in-kind as additional principal of the Loan. The Loan is secured by a security interest in all of the Company’s and such subsidiaries’ assets. Lender has the right to convert the Loan into shares of common stock of the Company at $0.20 per share. The Company also issued to Lender a warrant for 500,000 shares with a term of ten years and an exercise price of $0.30 per share.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the period ended June 30, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2015	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman & Chief Executive Officer